EX-99.906CERT

certification

Timothy E. Johnson, Chief Executive Officer, and Marc E. Figgins, Chief Financial Officer of Johnson Mutual Funds Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2005 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Timothy E. Johnson, Chief Executive Officer Marc E. Figgins, Chief Financial Officer

Johnson Mutual Funds Trust Johnson Mutual Funds Trust

Timothy E. Johnson, Chief Executive Officer	Marc E. Figgins, Chief Financial Officer
Johnson Mutual Funds Trust	Johnson Mutual Funds Trust

/s/ Timothy E. Johnson	/s/ Marc E. Figgins
Timothy E. Johnson	Marc E. Figgins
Date: September 7, 2012	Date: September 7, 2012

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Johnson Mutual Funds Trust and will be retained by Johnson Mutual Funds Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.